Exhibit 99.1

NextMedia

FOR IMMEDIATE RELEASE

NEXTMEDIA REPORTS 2005 FIRST QUARTER RESULTS

Denver, Colorado, May 6, 2005 – NextMedia Operating, Inc. announced today financial results for the three months ended March 31, 2005.

Actual Financial Results

Dollars in millions

	Three Months Ended March 31,
	2005	2004	% Change

Net Revenue	$25.8	$24.4	5.7%
Operating expenses	17.1	16.5	3.6%
Corporate expenses	2.6	1.9	36.8%
Depreciation and amortization	3.8	3.4	11.8%
LMA fees	0.1	—

Operating income	2.2	2.6
Interest expense, net	6.4	6.1

Other (income) expense	0.5	(3.8)

Income (loss) before income taxes	(4.7)	0.3
Provision for taxes	2.5	—

Net income (loss)	$(7.2)	$0.3

Non-GAAP Measures (see discussion below):
BCF	$8.7	$7.9	10.1%
Adjusted EBITDA	6.1	6.0	1.7%

Each non-GAAP measure presented in the table above is reconciled to the most directly comparable GAAP measure in Schedule 1 to this release.

Pro Forma Financial Results (see discussion below)

Dollars in millions

	Three Months Ended March 31,
	2005	2004	$ Change	% Change

Radio	$17.6	$17.4	$0.2	1.1%
Outdoor	8.2	7.8	0.4	5.1%

Net Revenue	$25.8	$25.2	$0.6	2.4%

Radio	$11.8	$11.5	$0.3	2.6%
Outdoor	5.3	5.0	0.3	6.0%

Operating Expenses	$17.1	$16.5	$0.6	3.6%

Radio	$5.8	$5.9	$(0.1)	-1.7%
Outdoor	2.9	2.8	0.1	3.6%

BCF	$8.7	$8.7	$—	0.0%

Corporate Expenses	$2.6	$1.9	$0.7	36.8%

Adjusted EBITDA	$6.1	$6.8	$(0.7)	-10.3%

Pro forma results include the results of operations for all assets owned and operated as of the date of this release including the recently completed transactions described in “Acquisitions and Dispositions” on page 3 and 4 of this release. Schedule 2 to this release reconciles each non-GAAP measure presented in the table above to the most directly comparable GAAP measure.

Discussion of Non-GAAP Measures

Throughout this release, the Company refers to certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP; namely Broadcast/Billboard Cash Flow (“BCF”) and Adjusted EBITDA. BCF is defined as operating income before local marketing agreement fees, impairment losses, depreciation, amortization, and corporate expenses and excludes other (income) expense and discontinued operations. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as operating income before local marketing agreement fees, impairment losses, depreciation and amortization. Because this definition excludes certain operating expenses and losses from discontinued operations and other (income) expense which is primarily comprised of (i) gains and losses on the Company’s interest rate swaps and (ii) gains and losses on asset sales and dispositions, it is not referred to as EBITDA and may not be comparable to EBITDA as reported by other companies in our industry.

BCF measures the amount of income before local marketing agreement fees, impairment losses, corporate expenses, depreciation and amortization generated each period solely from the operations within the control of market level management. Because BCF does not include local marketing agreement fees, impairment losses, corporate expenses or charges for capital items, which are controlled at the corporate management level, we believe it represents the most relevant measure of market level management performance. As such, BCF is the measure most often used by corporate level management to monitor the performance of radio and outdoor market level management. In addition, because BCF excludes charges for corporate expenses, capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s market level management with its peers because the industry in which the Company operates is characterized by variations in corporate structure and cost, capital structure and tax position.

Adjusted EBITDA measures the amount of income generated each period which is available for capital investment, debt service and taxes after the incurrence of market and corporate expenses. Because Adjusted EBITDA excludes charges for capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s corporate management with its peers because the industry in which the Company operates is characterized by variations in capital structure, tax position and asset purchase and sale activity. For the same reason, Adjusted EBITDA excludes other (income) expense which is primarily comprised of gains and losses on asset sales, unrealized gains and losses on our interest rate swaps, and losses on disposals of assets.

Although BCF and Adjusted EBITDA are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company’s operating performance. Management uses these measures as the key indicators of market level operating performance, company-wide financial performance and overall profitability. Additionally, these measures are widely used to evaluate performance and to value companies in the radio and outdoor advertising industries and by the investors who follow these industries. Because BCF and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income or net income (loss) as an indicator of operating performance. In addition, these measures do not necessarily represent funds available for discretionary use, and are not necessarily a measure of the Company’s ability to fund its cash needs. Because these measures exclude certain financial information compared with net income (loss), users of this financial information should consider the types of events and transactions which are excluded.

Additionally, the Company presents certain financial data (both GAAP and non-GAAP) on a pro forma basis. Pro forma includes the historical results of all assets owned and operated as of the date of this release and eliminates the results of operations of assets disposed of prior to the date of this release, for all periods presented. As a result, these amounts do not include the results of operations of assets to be acquired in the future and do not eliminate the results of operations of assets to be disposed of in the future. This basis of presentation is also non-GAAP. Because the Company has grown through a series of acquisitions, management believes that a pro forma presentation is useful insomuch as it presents the historical financial performance of the assets operated by the Company. As a result of this presentation, investors may evaluate the performance of the Company’s assets on a “same asset” basis excluding the impact of acquisitions or dispositions. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in Schedules 1 and 2 to this release. To present results for each of the three month periods ended March 31, 2004 and 2005 on a pro forma basis, actual results have been adjusted for the Company’s acquisitions and dispositions shown below:

Transaction Name	Transaction Type	Markets Affected	Division	Month Completed
Myrtle Beach Swap	Exchange	Myrtle Beach, South Carolina; Baltimore, Maryland; New York, New York	Outdoor	Jan-04

WCCQ-FM	Acquisition	Joliet, Illinois	Radio	Jan-04

WWYW-FM	Acquisition	Crystal Lake, Illinois	Radio	May-04

Connecticut/Northern Colorado/Wyoming Swap	Exchange	New Jersey, Connecticut, Northern Colorado, Wyoming	Outdoor	Jun-04

Wilmington, North Carolina	Acquisition	Coastal Carolina Region	Radio	Feb-05

Results for the Three Months Ended March 31, 2005

GAAP Measures

For the three months ended March 31, 2005, net revenue increased 5.7% to $25.8 million compared to $24.4 million for the three months ended March 31, 2004. Operating income decreased to $2.2 million for the three months ended March 31, 2005 from $2.6 million for the three months ended March 31, 2004. Net income declined from $0.3 million for the three months ended March 31, 2004 to a $7.2 million net loss for the three months ended March 31, 2005.

Non-GAAP Measures

BCF for the three months ended March 31, 2005 increased 10.1% to $8.7 million compared to $7.9 million for the three months ended March 31, 2004. Adjusted EBITDA for the three months ended March 31, 2005 increased 1.7% to $6.1 million compared to $6.0 million for the three months ended March 31, 2004.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the three months ended March 31, 2005 increased 2.4% to $25.8 million compared to $25.2 million for the three months ended March 31, 2004. Pro forma BCF for the three months ended March 31, 2005 was unchanged at $8.7 million compared to the three months ended March 31, 2004. Pro forma Adjusted EBITDA decreased 10.3% to $6.1 million from $6.8 million for the same periods.

On a pro forma basis, radio division net revenue increased 1.1% to $17.6 million for the three months ended March 31, 2005 from $17.4 million for the three months ended March 31, 2004. Radio division pro forma BCF decreased 1.7% to $5.8 million for the three months ended March 31, 2005 from $5.9 million for the three months ended March 31, 2004. On a pro forma basis, outdoor division net revenue increased 5.1% to $8.2 million for the three months ended March 31, 2005 from $7.8 million for the three months ended March 31, 2004. Outdoor division pro forma BCF increased 3.6% to $2.9 million for the three months ended March 31, 2005 from $2.8 million for the three months ended March 31, 2004.

Liquidity and Financial Position

At March 31, 2005, the Company had long-term debt of $254.0 million and cash on-hand of approximately $1.8 million. On March 31, 2005, approximately $18.9 million was available for borrowing under the Company’s senior credit facility. The table below shows the Company’s actual capitalization at March 31, 2005.

Actual Capitalization at March 31, 2005
(In thousands)
Cash and short-term investments	$1,771

Senior credit facility	$56,000
10.75% senior subordinated notes	198,028

Total debt	$254,028

Net debt	$252,257
Stockholder’s equity	251,672

Total Capitalization	$503,929

Acquisitions

In February 2005, the Company completed its previously announced acquisition of five radio stations in Wilmington, North Carolina. The Company funded the acquisition with borrowings under its credit facility.

Capital Expenditures

The following table sets forth the Company’s capital expenditures for the three months ended March 31, 2005. Recurring capital expenditures are related to the maintenance of the Company’s existing broadcast facilities and outdoor structures. Non-recurring capital expenditures are related primarily to radio signal upgrades and facility consolidations. Revenue producing capital expenditures are related to the construction of new outdoor structures that management believes will generate future revenues. Management believes that identifying the various components of the Company’s total capital expenditures enables investors to better understand the types of capital projects the Company undertakes and their potential impact on future financial results. This table may not be indicative of future capital expenditures.

Three Months Ended March 31, 2005
(in thousands)
Recurring	$898
Non-recurring	162
Revenue producing	94

Total capital expenditures	$1,154

Second Quarter Guidance

Assuming no material changes in economic conditions or extraordinary world events, management currently expects second quarter net revenue will be between $31.8 million and $32.4 million, BCF will be between $12.3 million and $13.2 million, and Adjusted EBITDA will be between $10.0 million and $11.0 million. The table below presents the low end of this guidance range in a comparative format (dollars in millions). A reconciliation of the non-GAAP measures included in this table to the most directly comparable GAAP measure is included in Schedule 3 to this release.

	Three Months Ended		$	%	Twelve Months	Twelve Months
	June 30,				Ended	Ended
	2005	2004			March 31, 2005	June 30, 2005
	Guidance	Pro forma	change	change	Pro Forma	Guidance (1)
	A	B			C	D
Radio	$21.3	$21.3	$—	0%	$81.3	$81.3
Outdoor	10.5	9.1	1.4	15%	36.6	38.0

Net Revenue	$31.8	$30.4	$1.4	5%	$117.9	$119.3

Radio	$12.9	$12.5	$0.4	3%	$49.2	$49.6
Outdoor	6.6	5.6	1.0	18%	22.8	23.8

Operating expenses	$19.5	$18.1	$1.4	8%	$72.0	$73.4

Radio	$8.4	$8.8	$(0.4)	-5%	$32.1	$31.7
Outdoor	3.9	3.5	0.4	11%	13.8	14.2

BCF	$12.3	$12.3	$—	0%	$45.9	$45.9

Corporate Expenses	$2.3	$2.3	$—	0%	$9.1	$9.1

Adjusted EBITDA	$10.0	$10.0	$—	0%	$36.8	$36.8

(1)	Amounts are calculated as column C less column B plus column A = column D: Guidance for the twelve months ended June 30, 2005

First Quarter 2005 Conference Call

The Company will host a teleconference to discuss its fourth quarter results on May 6, 2005 at 12:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-2402 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through May 13, 2005 at midnight Eastern Time, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), pass code 5331376.

About NextMedia

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 66 stations in 16 markets throughout the United States and more than 5,100 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 2,400 retail locations across the United States. Investors in NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Tailwind Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the company’s directors or officers, primarily with respect to future operating performance of the company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.

(Financial Tables Attached)

Contact:

Sean Stover

Chief Financial Officer

NextMedia Group, Inc.

sstover@nextmediagroup.net

303-694-9118

Todd St. Onge / Kim Holt

Brainerd Communicators, Inc.

212-986-6667

stonge@braincomm.com

holt@braincomm.com

Schedule 1

Reconciliation of Non-GAAP

Actual Financial Results

(in millions)

	Three Months Ended March 31,
	2005	2004
Reconciliation of BCF:
Net income (loss)	$(7.2)	$0.3
Plus:
Non-cash taxes	2.5	0.0
Other (income) expense	0.5	(3.8)
Interest expense, net	6.4	6.1
LMA fees	0.1	0.0
Depreciation and amortization	3.8	3.4
Corporate expenses	2.6	1.9

BCF	$8.7	$7.9

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(7.2)	$0.3
Plus:
Non-cash taxes	2.5	0.0
Other (income) expense	0.5	(3.8)
Interest expense, net	6.4	6.1
LMA fees	0.1	0.0
Depreciation and amortization	3.8	3.4

Adjusted EBITDA	$6.1	$6.0

Schedule 2

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended March 31,
	2005	2004
Reconciliation of pro forma radio net revenue:
Actual radio net revenue	$17.6	$16.4
Adjustment due to dispositions	0.0	0.0
Adjustment due to acquisitions	0.0	1.0

Pro forma radio net revenue	17.6	17.4

Reconciliation of pro forma outdoor net revenue:
Actual outdoor net revenue	8.2	8.0
Adjustment due to dispositions	0.0	(1.8)
Adjustment due to acquisitions	0.0	1.6

Pro forma outdoor net revenue	8.2	7.8

Reconciliation of total pro forma net revenue:
Actual net revenue	25.8	24.4
Adjustment due to dispositions	0.0	(1.8)
Adjustment due to acquisitions	0.0	2.6

Pro forma net revenue	$25.8	$25.2

	Three Months Ended March 31,
	2005	2004
Reconciliation of pro forma radio operating expenses:
Actual radio operating expenses	$11.8	$10.8
Adjustment due to dispositions	0.0	0.0
Adjustment due to acquisitions	0.0	0.7

Pro forma radio operating expenses	11.8	11.5

Reconciliation of pro forma outdoor operating expenses:
Actual outdoor operating expenses	5.3	5.7
Adjustment due to dispositions	0.0	(1.6)
Adjustment due to acquisitions	0.0	0.9

Pro forma outdoor operating expenses	5.3	5.0

Reconciliation of total pro forma operating expenses:
Actual operating expenses	17.1	16.5
Adjustment due to dispositions	0.0	(1.6)
Adjustment due to acquisitions	0.0	1.6

Pro forma operating expenses	$17.1	$16.5

Schedule 2 continued

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended March 31,
	2005	2004
Reconciliation of pro forma BCF by division:
Radio operating income	$4.3	$4.4
Plus:
LMA fees	0.1	0.0
Depreciation and amortization	1.4	1.2
Impairment loss	0.0	0.0
Adjustment due to dispositions	0.0	0.0
Adjustment due to acquisitions	0.0	0.3

Pro forma radio BCF	$5.8	$5.9

Outdoor operating income	0.5	0.1
Plus:
Depreciation and amortization	2.4	2.2
Impairment loss	0.0	0.0
Adjustment due to dispositions	0.0	(0.2)
Adjustment due to acquisitions	0.0	0.7

Pro forma outdoor BCF	$2.9	$2.8

	Three Months Ended March 31,
	2005	2004
Reconciliation of pro forma BCF:
Net income (loss)	$(7.2)	$0.3
Plus:
Non-cash taxes	2.5	0.0
Other (income) expense	0.5	(3.8)
Interest expense, net	6.4	6.1
LMA fees	0.1	0.0
Depreciation and amortization	3.8	3.4
Corporate expenses	2.6	1.9
Adjustment due to dispositions	0.0	(0.2)
Adjustment due to acquisitions	0.0	1.0

Pro forma BCF	$8.7	$8.7

Reconciliation of pro forma Adjusted EBITDA:
Net income (loss)	$(7.2)	$0.3
Plus:
Non-cash taxes	2.5	0.0
Other (income) expense	0.5	(3.8)
Interest expense, net	6.4	6.1
LMA fees	0.1	0.0
Depreciation and amortization	3.8	3.4
Adjustment due to dispositions	0.0	(0.2)
Adjustment due to acquisitions	0.0	1.0

Pro forma Adjusted EBITDA	$6.1	$6.8

Schedule 3

Reconciliation of Guidance & Non GAAP Measures

(in millions)

	Three Months Ended June 30,		Twelve Months Ended March 31, 2005 Pro forma	Twelve Months Ended June 30, 2005 Guidance
	2005 Guidance	2004 Pro forma
Reconciliation of radio net revenue:
Actual radio net revenue	$21.3	$20.2	$80.1	$81.2
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	1.1	1.1	0.0

Pro forma radio net revenue	$21.3	$21.3	$81.2	$81.2

Reconciliation of outdoor net revenue:
Actual outdoor net revenue	$10.5	$9.0	$36.5	$38.0
Adjustment due to dispositions	0.0	(1.8)	(1.8)	0.0
Adjustment due to acquisitions	0.0	1.9	1.9	0.0

Pro forma outdoor net revenue	$10.5	$9.1	$36.6	$38.0

Reconciliation of total net revenue:
Actual total net revenue	$31.8	$29.2	$116.6	$119.2
Adjustment due to dispositions	0.0	(1.8)	(1.8)	0.0
Adjustment due to acquisitions	0.0	3.0	3.0	0.0

Pro forma total net revenue	$31.8	$30.4	$117.8	$119.2

	Three Months Ended June 30,		Twelve Months Ended March 31, 2005 Pro forma	Twelve Months Ended June 30, 2005 Guidance
	2005 Guidance	2004 Pro forma

Reconciliation of radio operating expenses:
Actual radio operating expenses	$12.9	$11.8	$48.4	$49.5
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.7	0.7	0.0

Pro forma radio operating expenses	$12.9	$12.5	$49.1	$49.5

Reconciliation of outdoor operating expenses:
Actual outdoor operating expenses	$6.6	$6.3	$23.5	$23.8
Adjustment due to dispositions	0.0	(1.6)	(1.6)	0.0
Adjustment due to acquisitions	0.0	0.9	0.9	0.0

Pro forma outdoor operating expenses	$6.6	$5.6	$22.8	$23.8

Reconciliation of total operating expenses:
Actual operating expenses	$19.5	$18.1	$71.9	$73.3
Adjustment due to dispositions	0.0	(1.6)	(1.6)	0.0
Adjustment due to acquisitions	0.0	1.6	1.6	0.0

Pro forma operating expenses	$19.5	$18.1	$71.9	$73.3

Schedule 3

Reconciliation of Guidance - & Non GAAP Measures – continued

(in millions)

	Three Months Ended June 30,		Twelve Months Ended March 31, 2005 Pro forma	Twelve Months Ended June 30, 2005 Guidance
	2005 Guidance	2004 Pro forma

Radio BCF	$8.4	$8.8	$32.1	$31.7
LMA fees	0.0	0.0	0.8	0.8
Impairment loss	0.0	0.0	10.1	10.1
Depreciation and amortization	1.4	1.2	5.2	5.4
Adjustment due to dispositions	0.0	0.0	0.0	0.0
Adjustment due to acquisitions	0.0	0.4	0.4	0.0

Radio operating income	$7.0	$7.2	$15.6	$15.4

Outdoor BCF	$3.9	$3.5	$13.8	$14.2
Impairment loss	0.0	0.0	21.5	21.5
Depreciation and amortization	2.4	2.2	10.0	10.2
Adjustment due to dispositions	0.0	(0.2)	(0.2)	0.0
Adjustment due to acquisitions	0.0	1.0	1.0	0.0

Outdoor operating income	$1.5	$0.5	$(18.5)	$(17.5)

Consolidated BCF	$12.3	$12.3	$45.9	$45.9
Less:
Adjustment due to dispositions	0.0	(0.2)	(0.2)	0.0
Adjustment due to acquisitions	0.0	1.4	1.4	0.0
LMA fees	0.0	0.0	0.8	0.8
Impairment loss	0.0	0.0	31.6	31.6
Depreciation and amortization	3.8	3.4	15.2	15.6
Corporate expenses	2.3	2.3	9.1	9.1
Interest expense, net	6.4	6.1	24.8	25.1
Write off of deferred finance costs	0.0	0.0	1.5	1.5
Other (income) expense	0.0	0.0	0.8	0.8
Provision for taxes	2.5	(0.9)	1.0	4.4

Net Income	$(2.7)	$0.2	$(40.1)	$(43.0)

Adjusted EBITDA	$10.0	$10.0	$36.8	$36.8
Less:
Adjustment due to dispositions	0.0	(0.2)	(0.2)	0.0
Adjustment due to acquisitions	0.0	1.4	1.4	0.0
LMA fees	0.0	0.0	0.8	0.8
Impairment loss	0.0	0.0	31.6	31.6
Depreciation and amortization	3.8	3.4	15.2	15.6
Interest expense, net	6.4	6.1	24.8	25.1
Write off of deferred finance costs	0.0	0.0	1.5	1.5
Other (income) expense	0.0	0.0	0.8	0.8
Provision for taxes	2.5	(0.9)	1.0	4.4

Net Income	$(2.7)	$0.2	$(40.1)	$(43.0)